EXHIBIT 99.1

Digital Domain Media Group Initiates Strategic Realignment
Company Begins Cessation of Florida Studio Operations

PORT ST. LUCIE, Fla.—September 7, 2012— Digital Domain Media Group, Inc. (NYSE: DDMG) today announced that it has initiated a strategic realignment that will enable it to focus its resources on its core business, Digital Domain Productions, Inc., a company focused on creating digital visual effects, CG animation and digital production for the entertainment and advertising industries. As a key part of this strategic realignment, DDMG has begun the cessation of its Port St. Lucie operations by reducing virtually its entire Port St. Lucie workforce, retaining approximately 20 employees who will remain as part of the wind-down.

DDMG’s studios in California and Vancouver intend to continue to operate without interruption, as will the Digital Domain Institute, based in West Palm Beach, Florida. Long-time Digital Domain executive Ed Ulbrich has been promoted to Chief Executive Officer of Digital Domain Productions.

Digital Domain Productions is working closely with its clients, vendors and other critical constituencies throughout this process.

DDMG is implementing this important operational change and will continue to evaluate various restructuring alternatives, as previously disclosed, as part of its effort to reduce its overhead and restructure its long-term debt.

As previously announced, DDMG is continuing to work with the holders of its senior secured convertible notes, each of whom has agreed to forbear temporarily from exercising its remedies under such senior notes until such time as it elects to withdraw such forbearance on not less than 48 hours’ advance notice to DDMG. An inability by DDMG to quickly access additional sources of liquidity to fund its current operating cash needs would materially adversely affect its financial condition and would require it to seek relief or protection from its creditors.

John C. Textor has resigned, effective immediately, from his positions as Chief Executive Officer and Chairman of the Board of Directors of DDMG, as a member of the Board of Directors of DDMG, and from all positions as an officer and director with all subsidiaries of DDMG.

Safe Harbor Statement

Certain statements in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include comments about the Company's plans, prospects, strategies and future performance. They are made on the basis of our management’s current expectations and beliefs, as well as a number of assumptions regarding future events and business performance as of the time the statements are made. Such forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company’s control. These could cause actual results to differ materially from the results expressed or implied in the forward-looking statements.

Such differences may result from actions taken by the Company, as well as from developments beyond the Company’s control, including, but not limited to: price volatility of the Company’s common stock; changes in domestic and global economic conditions, competitive conditions and consumer preferences; our dependence on a limited number of large projects each year, and the timing of revenue flows from those projects; developments in the status of strategic initiatives taken by the Company; audience acceptance of feature films we may co-produce; and rapid technological developments, including new forms of entertainment.

Further information on these and other factors and risks that could affect our business is included in filings we make with the Securities and Exchange Commission from time to time, including under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2012 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2012. These documents are available on the SEC Filings subsection of the Investors section of the Company’s website at: http://www.ddmg.co.

Information on our website is not part of this press release. All information provided in this press release is as of September 7, 2012, and the Company undertakes no obligation to update publicly the information contained in this press release, or any forward-looking statements, to reflect new information, events or circumstances, or to reflect the occurrence of unanticipated events.

Media Contacts:

Jennifer E. Mercer, Van Meter Consultants for Digital Domain, jmercer@vanmeterconsultants.com, 818-981-2800

Julie Miller, Director, Communications & Marketing, Digital Domain, jmiller@d2.com, 310-259.5834